NEWS RELEASE NEWS RELEASE NEWS RELEASE

For information contact: Tom Gelston, Director - Investor Relations (203) 222-5943

TEREX COMPLETES REDEMPTION OF $100 MILLION OF

10-3/8% SENIOR SUBORDINATED NOTES

WESTPORT, CT, June 30, 2006 -- Terex Corporation (NYSE: TEX) today announced that it has completed the previously announced redemption of $100 million principal amount of its $300 million 10-3/8% Senior Subordinated Notes due 2011, effective June 30, 2006. The total cash paid was $107.8 million, and included a call premium of 5.188% as set forth in the indenture for these Notes plus accrued and unpaid interest of $25.65 per $1,000 principal amount at the redemption date. At March 31, 2006, the Notes being called represented $100 million of the Company's $1.1 billion of debt. The 10-3/8% Notes were originally issued March 29, 2001. As previously stated, Terex plans to be in a position to redeem the remaining $200 million principal amount of the 10-3/8% Notes in the near future.

The Bank of New York, trustee for the Notes, acted as the paying agent for the Company in connection with this redemption.

Safe Harbor Statement

This press release may contain forward-looking information based on Terex’s current expectations. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond Terex’s control, include among others: Terex’s business is highly cyclical and weak general economic conditions may affect the sales of its products and its financial results; Terex’s business is sensitive to fluctuations in interest rates and government spending; the ability to successfully integrate acquired businesses; the retention of key management personnel; Terex’s businesses are very competitive and may be affected by pricing, product initiatives and other actions taken by competitors; the effects of changes in laws and regulations; Terex’s business is international in nature and is subject to changes in exchange rates between currencies, as well as international politics; Terex’s continued access to capital and ability to obtain parts and components from suppliers on a timely basis at competitive prices; the financial condition of suppliers and customers, and their continued access to capital; Terex’s ability to timely manufacture and deliver products to customers; possible work stoppages and other labor matters; Terex’s debt outstanding and the need to comply with restrictive covenants contained in Terex’s debt agreements; Terex’s ability to file its periodic reports with the SEC on a timely basis; the previously announced SEC investigation of Terex; Terex’s ability to maintain adequate disclosure controls and procedures and adequate internal controls over financial reporting; Terex’s implementation of a global enterprise system and its performance; compliance with applicable environmental laws and regulations; product liability claims and other liabilities arising out of Terex’s business; and other factors, risks, uncertainties more specifically set forth in Terex’s public filings with the SEC. Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in Terex’s expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

Terex Corporation is a diversified global manufacturer with 2005 revenue of $6.4 billion. Terex operates in five business segments: Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining, and utility industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.

Terex Corporation

500 Post Road East, Suite 320, Westport, Connecticut 06880

Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com

2